EXHIBIT 99.1

Oil States Announces First Quarter 2019 Results of Operations

HOUSTON, April 24, 2019 (GLOBE NEWSWIRE) -- Oil States International, Inc. (NYSE: OIS) reported a net loss for the first quarter of 2019 of $14.6 million, or $0.25 per diluted share on revenues of $250.6 million and Consolidated EBITDA (Note A) of $21.4 million. The reported first quarter 2019 results included severance charges totaling $1.0 million ($0.8 million after-tax, or $0.01 per diluted share).

First quarter 2019 highlights included:

  Offshore/Manufactured Products backlog increase of 31%, resulting in a 1.63x book-to-bill ratio for the quarter
  Cash flow from operations totaling $34.3 million
  Revolving credit facility net repayments totaling $15.9 million

Oil States’ President and Chief Executive Officer, Cindy B. Taylor, stated, "Following a volatile fourth quarter regarding commodity prices, we entered the first quarter with a heightened level of uncertainty. As the quarter progressed, our outlook improved given commodity price increases and a relatively stable, if not improving, level of customer spending activity. All of our business segments completed the quarter at or near the high-end of our previous guidance. Our Completion Services revenues declined 7% sequentially due to rig count reductions in the U.S. coupled with an adverse service mix in the quarter. Our land drilling operations declined at a disproportionate rate as customers temporarily shut-down their drilling programs following the decline in commodity prices in the fourth quarter of 2018. However, our Well Site Services and Downhole Technologies segments experienced improving product and service demand later in the quarter. We were particularly encouraged by our Offshore/Manufactured Products bookings, which led to a 1.63x book-to-bill ratio for the quarter, evidencing improving global offshore demand."

BUSINESS SEGMENT RESULTS
(See Segment Data tables)

Well Site Services
Well Site Services generated revenues of $108.4 million, Segment EBITDA (Note B) of $13.2 million and a Segment EBITDA margin of 12% in the first quarter of 2019. This compares to revenues of $126.1 million, Segment EBITDA of $19.0 million and a Segment EBITDA margin of 15% in the fourth quarter of 2018. Results in the first quarter of 2019 were negatively impacted by disproportionately lower utilization of the land drilling rigs as customers temporarily shut-down their drilling programs following the material decline in crude oil prices in the fourth quarter of 2018. Utilization in the land drilling business averaged only 12% in the first quarter of 2019 compared to 30% in the fourth quarter of 2018.

Downhole Technologies
Downhole Technologies generated revenues of $54.3 million and Segment EBITDA of $9.1 million in the first quarter of 2019 compared to revenues and Segment EBITDA of $52.2 million and $6.2 million, respectively, in the fourth quarter of 2018. Revenues and Segment EBITDA increased 4% and 47%, respectively, on a sequential basis due to increased demand for completion, intervention and perforating products. Segment EBITDA margin was 17% in the first quarter of 2019 compared to 12% in the fourth quarter of 2018. First quarter 2019 EBITDA margin benefited from improved manufacturing facility cost absorption due to higher levels of throughput and product demand, as well as the non-recurrence of $2.4 million of patent defense costs recorded in the fourth quarter of 2018.

Offshore/Manufactured Products
Offshore/Manufactured Products generated revenues and Segment EBITDA of $87.9 million and $10.9 million, respectively, in the first quarter of 2019 compared to revenues of $95.8 million and Segment EBITDA of $12.9 million in the fourth quarter of 2018. Revenues decreased 8% while Segment EBITDA decreased 16% sequentially, due to a decrease in other product and service revenues, partially offset by higher project-driven product sales. Segment EBITDA margin in the first quarter of 2019 was 12% compared to 13% in the fourth quarter of 2018.

Backlog increased 31% sequentially to total $234 million at March 31, 2019 compared to $179 million at December 31, 2018. First quarter 2019 bookings totaled $144 million, yielding a book-to-bill ratio of 1.63x.

Income Taxes
The Company recognized an effective tax rate benefit of 1.9% in the first quarter of 2019 which compared to an effective tax rate provision of 5.1% in the fourth quarter of 2018. The effective tax rate benefit in the first quarter of 2019 was lower than the statutory rate due to certain non-deductible items.

Financial Condition
As of March 31, 2019, $120.2 million was outstanding under the Company’s revolving credit facility, while cash totaled $15.3 million. The Company had access to $133.1 million of revolving credit facility availability as of March 31, 2019.

Conference Call Information
The call is scheduled for Thursday, April 25, 2019 at 9:00 am Central Time, and is being webcast and can be accessed from the Company’s website at www.ir.oilstatesintl.com. Participants may also join the conference call by dialing (888) 771-4371 in the United States or by dialing +1 847 585 4405 internationally and using the passcode 48533728. A replay of the conference call will be available one and a half hours after the completion of the call by dialing (888) 843-7419 in the United States or by dialing +1 630 652 3042 internationally and entering the passcode 48533728.

About Oil States
Oil States International, Inc. is a global oilfield products and services company serving the drilling, completion, subsea, production and infrastructure sectors of the oil and gas industry. The Company’s manufactured products include highly engineered capital equipment as well as products consumed in the drilling, well construction and production of oil and gas. The Company is also a leading researcher, developer and manufacturer of engineered solutions to connect the wellbore with the formation in oil and gas well completions. Oil States is headquartered in Houston, Texas with manufacturing and service facilities strategically located across the globe. Oil States is publicly traded on the New York Stock Exchange under the symbol “OIS”.

For more information on the Company, please visit Oil States International’s website at www.oilstatesintl.com.

Forward Looking Statements
The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risks and uncertainties. The forward-looking statements included herein are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among others, the level of supply of and demand for oil and natural gas, fluctuations in the prices therefor and the cyclical nature of the oil and natural gas industry and the other risks associated with the general nature of the energy service industry discussed in the “Business” and “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, Periodic Reports on Form 8-K and Quarterly Reports on Form 10-Q. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof, and, except as required by law, the Company undertakes no obligation to update those statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, Except Per Share Amounts)

	Three Months Ended
	March 31, 2019	December 31, 2018	March 31, 2018
Revenues:
Products	$116,328	$116,543	$128,826
Services	134,283	157,575	124,750
	250,611	274,118	253,576

Costs and expenses:
Product costs	89,268	90,331	92,976
Service costs	110,610	125,231	96,914
Cost of revenues (exclusive of depreciation and amortization expense presented below)	199,878	215,562	189,890
Selling, general and administrative expense	30,108	35,671	34,195
Depreciation and amortization expense	31,551	32,832	29,190
Other operating (income) expense, net	(86)	(7)	1,215
	261,451	284,058	254,490
Operating loss	(10,840)	(9,940)	(914)

Interest expense, net	(4,752)	(4,908)	(4,454)
Other income	667	1,212	647
Loss before income taxes	(14,925)	(13,636)	(4,721)
Income tax (provision) benefit	277	(700)	1,229
Net loss	$(14,648)	$(14,336)	$(3,492)

Net loss per share:
Basic	$(0.25)	$(0.24)	$(0.06)
Diluted	$(0.25)	$(0.24)	$(0.06)

Weighted average number of common shares outstanding:
Basic	59,258	59,032	57,787
Diluted	59,258	59,032	57,787

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(In Thousands)

	March 31, 2019	December 31, 2018
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$15,309	$19,316
Accounts receivable, net	262,296	283,607
Inventories, net	207,179	209,393
Prepaid expenses and other current assets	24,041	21,715
Total current assets	508,825	534,031

Property, plant, and equipment, net	533,994	540,427
Operating lease assets, net	49,171	—
Goodwill, net	647,185	647,018
Other intangible assets, net	248,911	255,301
Other noncurrent assets	29,141	27,044
Total assets	$2,017,227	$2,003,821

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$25,561	$25,561
Accounts payable	78,688	77,511
Accrued liabilities	48,833	60,730
Current operating lease liabilities	8,712	—
Income taxes payable	4,934	3,072
Deferred revenue	12,899	14,160
Total current liabilities	179,627	181,034

Long-term debt	292,072	306,177
Long-term operating lease liabilities	40,311	—
Deferred income taxes	52,370	53,831
Other noncurrent liabilities	25,203	23,011
Total liabilities	589,583	564,053

Stockholders’ equity:
Common stock	725	718
Additional paid-in capital	1,102,176	1,097,758
Retained earnings	1,014,870	1,029,518
Accumulated other comprehensive loss	(68,931)	(71,397)
Treasury stock	(621,196)	(616,829)
Total stockholders’ equity	1,427,644	1,439,768
Total liabilities and stockholders’ equity	$2,017,227	$2,003,821

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	Three Months Ended March 31,
	2019	2018
Cash flows from operating activities:
Net loss	$(14,648)	$(3,492)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization expense	31,551	29,190
Stock-based compensation expense	4,425	5,149
Amortization of debt discount and deferred financing costs	1,937	1,749
Deferred income tax provision (benefit)	(1,513)	1,807
Gain on disposals of assets	(418)	(493)
Other, net	(340)	2,061
Changes in operating assets and liabilities, net of effect from acquired businesses:
Accounts receivable	21,893	(27,094)
Inventories	2,735	1,719
Accounts payable and accrued liabilities	(9,576)	(19,905)
Income taxes payable	1,878	645
Other operating assets and liabilities, net	(3,632)	(3,587)
Net cash flows provided by (used in) operating activities	34,292	(12,251)

Cash flows from investing activities:
Capital expenditures	(17,922)	(14,238)
Acquisitions of businesses, net of cash acquired	—	(379,676)
Proceeds from disposition of property, plant and equipment	368	540
Other, net	(304)	(289)
Net cash flows used in investing activities	(17,858)	(393,663)

Cash flows from financing activities:
Issuance of 1.50% convertible senior notes	—	200,000
Revolving credit facility borrowings	57,874	622,369
Revolving credit facility repayments	(73,774)	(434,369)
Other debt and capital lease repayments, net	(142)	(132)
Payment of financing costs	—	(6,712)
Purchase of treasury stock	(757)	—
Shares added to treasury stock as a result of net share settlements due to vesting of restricted stock	(3,610)	(3,939)
Net cash flows provided by (used in) financing activities	(20,409)	377,217

Effect of exchange rate changes on cash and cash equivalents	(32)	383
Net change in cash and cash equivalents	(4,007)	(28,314)
Cash and cash equivalents, beginning of period	19,316	53,459
Cash and cash equivalents, end of period	$15,309	$25,145

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

SEGMENT DATA
(In Thousands)
(unaudited)

	Three Months Ended
	March 31, 2019	December 31, 2018	March 31, 2018
Revenues:
Well Site Services:
Completion Services	$100,642	$108,142	$82,840
Drilling Services	7,750	18,000	17,559
Total Well Site Services	108,392	126,142	100,399
Downhole Technologies	54,290	52,187	45,781
Offshore/Manufactured Products(1):
Project-driven products	27,245	22,593	40,799
Short-cycle products	32,013	32,431	40,418
Other products and services	28,671	40,765	26,179
Total Offshore/Manufactured Products	87,929	95,789	107,396
Total revenues	$250,611	$274,118	$253,576

Operating income (loss):
Well Site Services:
Completion Services(2,3)	$(3,494)	$(1,109)	$(4,471)
Drilling Services	(4,559)	(1,889)	(2,311)
Total Well Site Services	(8,053)	(2,998)	(6,782)
Downhole Technologies(3,4)	4,054	566	8,054
Offshore/Manufactured Products(2,3,4)	5,259	6,729	12,452
Corporate(3,4)	(12,100)	(14,237)	(14,638)
Total operating loss	$(10,840)	$(9,940)	$(914)

(1) Disaggregated revenue data is provided to supplement the Segment Data.

(2) Operating income (loss) for the three months ended March 31, 2019 included severance charges of $0.8 million related to the Completion Services business and $0.3 million related to the Offshore/Manufactured Products segment.

(3) Operating income (loss) for the three months ended December 31, 2018 included severance and other downsizing charges of $0.2 million and $0.7 million related to the Completion Services business and Offshore/Manufactured Products segment, respectively, $2.4 million of patent defense costs related to the Downhole Technologies segment, and $0.1 million and $0.6 million of transaction costs related to the Downhole Technologies segment and Corporate, respectively.

(4) Operating income (loss) for the three months ended March 31, 2018 included transaction costs of $2.4 million and $0.2 million related to Corporate and the Downhole Technologies segment, respectively, as well as severance and other downsizing charges of $0.8 million related to the Offshore/Manufactured Products segment.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
SEGMENT EBITDA (B)
(In Thousands)
(unaudited)

	Three Months Ended
	March 31, 2019	December 31, 2018	March 31, 2018
Well Site Services:
Completion Services:
Operating loss	$(3,494)	$(1,109)	$(4,471)
Depreciation and amortization expense	17,286	17,333	15,382
Other income	581	1,209	269
EBITDA	$14,373	$17,433	$11,180

Drilling Services:
Operating loss	$(4,559)	$(1,889)	$(2,311)
Depreciation and amortization expense	3,341	3,456	3,868
Other income	21	1	375
EBITDA	$(1,197)	$1,568	$1,932

Total Well Site Services:
Operating loss	$(8,053)	$(2,998)	$(6,782)
Depreciation and amortization expense	20,627	20,789	19,250
Other income	602	1,210	644
Segment EBITDA	$13,176	$19,001	$13,112

Downhole Technologies:
Operating income	$4,054	$566	$8,054
Depreciation and amortization expense	5,066	5,651	3,884
Other expense	—	(7)	(13)
Segment EBITDA	$9,120	$6,210	$11,925

Offshore/Manufactured Products:
Operating income	$5,259	$6,729	$12,452
Depreciation and amortization expense	5,587	6,181	5,814
Other income	65	9	16
Segment EBITDA	$10,911	$12,919	$18,282

Corporate:
Operating loss	$(12,100)	$(14,237)	$(14,638)
Depreciation and amortization expense	271	211	242
EBITDA	$(11,829)	$(14,026)	$(14,396)

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In Thousands)
(unaudited)

	Three Months Ended
	March 31, 2019	December 31, 2018	March 31, 2018

Net loss	$(14,648)	$(14,336)	$(3,492)
Income tax provision (benefit)	(277)	700	(1,229)
Depreciation and amortization expense	31,551	32,832	29,190
Interest income	(45)	(47)	(79)
Interest expense	4,797	4,955	4,533
Consolidated EBITDA (A)	$21,378	$24,104	$28,923

(A) The term Consolidated EBITDA consists of net loss plus net interest expense, taxes, depreciation and amortization expense, and certain other items. Consolidated EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be considered in isolation from or as a substitute for net loss or cash flow measures prepared in accordance with generally accepted accounting principles or as a measure of profitability or liquidity. Additionally, Consolidated EBITDA may not be comparable to other similarly titled measures of other companies. The Company has included Consolidated EBITDA as a supplemental disclosure because its management believes that Consolidated EBITDA provides useful information regarding its ability to service debt and to fund capital expenditures and provides investors a helpful measure for comparing its operating performance with the performance of other companies that have different financing and capital structures or tax rates. The Company uses Consolidated EBITDA to compare and to monitor the performance of the Company and its business segments to other comparable public companies and as a benchmark for the award of incentive compensation under its annual incentive compensation plan. The table above sets forth a reconciliation of Consolidated EBITDA to net loss, which is the most directly comparable measure of financial performance calculated under generally accepted accounting principles.

(B) The terms EBITDA and Segment EBITDA consist of operating income (loss) plus depreciation and amortization expense, and certain other items. EBITDA and Segment EBITDA are not measures of financial performance under generally accepted accounting principles and should not be considered in isolation from or as a substitute for operating income (loss) or cash flow measures prepared in accordance with generally accepted accounting principles or as a measure of profitability or liquidity. Additionally, EBITDA and Segment EBITDA may not be comparable to other similarly titled measures of other companies. The Company has included EBITDA and Segment EBITDA as a supplemental disclosure because its management believes that EBITDA and Segment EBITDA provide useful information regarding its ability to service debt and to fund capital expenditures and provides investors a helpful measure for comparing its operating performance with the performance of other companies that have different financing and capital structures or tax rates. The Company uses EBITDA and Segment EBITDA to compare and to monitor the performance of its business segments to other comparable public companies and as a benchmark for the award of incentive compensation under its annual incentive compensation plan. The tables above set forth reconciliations of EBITDA and Segment EBITDA to operating income (loss), which is the most directly comparable measure of financial performance calculated under generally accepted accounting principles.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

ADDITIONAL QUARTERLY SEGMENT AND OPERATING DATA
(unaudited)

	Three Months Ended
	March 31, 2019	December 31, 2018	March 31, 2018
Supplemental operating data:
Offshore/Manufactured Products backlog ($ in millions)	$234.0	$178.6	$156.6

Land drilling operating statistics:
Average rigs available	34	34	34
Utilization	11.9%	29.6%	31.1%
Implied day rate ($ in thousands per day)	$21.2	$19.5	$18.5
Implied daily cash margin (loss) ($ in thousands per day)	$(2.2)	$2.1	$2.2

Company Contact:
Lloyd A. Hajdik
Oil States International, Inc.
Executive Vice President, Chief Financial Officer and Treasurer
713-652-0582

Patricia Gil
Oil States International, Inc.
Director, Investor Relations
713-470-4860

SOURCE: Oil States International, Inc.